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[TECHTEAM LOGO]                                                      NEWSRELEASE


                             [TECHTEAM LETTERHEAD]

                                                             NASDAQ/NM -- "TEAM"




FOR IMMEDIATE RELEASE, Friday, July 5, 2002



TECHTEAM GLOBAL ANNOUNCES CHARGE TO SECOND QUARTER EARNINGS

NON-CASH CHARGE OF $408,000 DUE TO SPECIAL ACCOUNTING FOR VARIABLE STOCK OPTIONS


SOUTHFIELD, MICHIGAN, July 5, 2002...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today announced that it will record a non-operating, non-cash charge to earnings of $408,000 as part of its second quarter 2002 financial results.

As previously disclosed in the Company's 2002 Proxy Statement and other filings with the U.S. Securities and Exchange Commission, TechTeam Global and its President and Chief Executive Officer, Dr. William F. Coyro, Jr., entered into an employment agreement on August 9, 2001. The terms of the agreement provide for TechTeam Global stock options granted to Dr. Coyro to become exercisable on October 1, 2002, with the number of stock options to become exercisable determined by the average closing price of TechTeam Global's common stock during the month of September 2002. As TechTeam Global's share price increases, the number of stock options that will become exercisable by Dr. Coyro also increases, up to a maximum of 325,000 stock options.

Generally accepted accounting principles, specifically Accounting Principles Board Opinion No. 25, require that the Company accrue as an expense a portion of the appreciation in the intrinsic value of the stock options during each accounting period, until the number of options that will become exercisable is fixed. As a result of the increase in the trading price of TechTeam Global common stock since the date of grant, TechTeam Global will record a non-cash, pretax charge to earnings of $408,000, or $0.02 per fully-diluted share on an after-tax basis, during the quarter ended June 30, 2002. Consistent with the application of this accounting principle, TechTeam Global also expects to record a second and final non-cash, pretax charge or credit to earnings of indeterminate size during the quarterly period ending September 30, 2002, representing appreciation or depreciation, if any, in the intrinsic value of Dr. Coyro's variable stock option grant.



                                   -- More --



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[TECHTEAM LOGO]                                                      NEWSRELEASE


                             [TECHTEAM LETTERHEAD]


TechTeam Global expects to report positive net income for the quarter ended June 30, 2002, exclusive of this non-cash charge to earnings. Being a non-cash expense, this charge will not have any effect on TechTeam Global's cash, cash equivalents, and marketable securities balance, which collectively stood at $38,179,000 as of March 31, 2002.

Commenting on this announcement, Wallace D. Riley, Chairman of the Board of TechTeam Global, stated "Under Bill's leadership, TechTeam Global's share price has defied the current economic cycle and has risen to heights not seen in several years. TechTeam Global must incur this non-cash charge to earnings due to the unusual accounting treatment required of variable stock option plans. Our shareholders have reaped the benefits of TechTeam Global's strong market performance and have seen a significant improvement in the Company's share price during this period." The trading price of TechTeam Global common stock has increased from $2.40 per share on August 9, 2001 to $8.00 per share (closing prices) on June 30, 2002, an appreciation of 233%.

TechTeam Global expects to announce second quarter financial results on August 8, 2002.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, the matters discussed herein are forward-looking and involve substantial risks and uncertainties. The Company statements concerning the potential earnings in the 2nd Quarter, and the potential charge or credit in the 3rd Quarter are such forward-looking statements. Actual results, performance, or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to significant differences are factors that could lead to increases or decreases in the Company's stock price from now through the end of September 2002, including the impact of an increase or decrease in business with major clients, announcements of new customers and/or business relationships, competition, contract risks, the loss of senior management, variations in the cost of doing business, and other factors as described in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.




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[TECHTEAM LOGO]                                                      NEWSRELEASE


                             [TECHTEAM LETTERHEAD]


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CONTACTS:


TECHTEAM GLOBAL, INC.                        TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                        David W. Morgan
President and                                Vice President, Chief Financial
Chief Executive Officer                      Officer, and Treasurer
(248) 357-2866                               (248) 357-2866
wcoyro@techteam.com                          dmorgan@techteam.com